UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Incannex Healthcare Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

This proxy statement supplement, dated May 15, 2025, supplements the proxy statement of Incannex Healthcare Inc. (the “Company”), dated April 28, 2025 (the “Proxy Statement”), made available to stockholders in connection with its meeting of stockholders (the “Special Meeting”) to be held via live webcast at www.meetnow.global/M7SKRH9 on Tuesday, May 27, 2025 at 12:30 p.m. Eastern Time. Subsequent to the filing of the Proxy Statement, the Company filed a Current Report on Form 8-K announcing that the Company entered into letter agreements (the “Letter Agreements”) with holders (the “Warrant Holders”) of the Company’s Series A warrants to purchase common stock, which were issued in a private placement pursuant to securities purchase agreements (each, a “Securities Purchase Agreement”). Pursuant to the Letter Agreements, the Warrant Holders agreed to waive certain share reserve provisions contained in the Securities Purchase Agreements and in exchange, the Company will pay each Warrant Holder, its pro rata portion of the net proceeds received in connection with the sale and issuance of shares of its common stock pursuant to that certain Sales Agreement, dated as of April 7, 2025, by and between the Company and A.G.P/Alliance Global Partners up to an amount equal to each Warrant Holder’s respective subscription amount under its Securities Purchase Agreement (the “Warrant Cancellation Payment”). In consideration of the Warrant Cancellation Payment, the Warrant Holder’s original number of Warrant Shares (as defined in the Series A Warrant) would be reduced by a number of shares obtained by dividing the Warrant Cancellation Payment by $2.14, rounded down to the nearest whole share (the “Warrant Cancellation”). The Warrant Cancellation will have the same effect as cancellation of the original Series A Warrant and the Warrant Holder will be issued new Series A Warrant evidencing the new Warrant Share amount. For example, if the Company were to pay to the Warrant Holders an aggregate of $12.5 million in net proceeds, which would represent the entire aggregate subscription amount under all of the Warrant Holders Securities Purchase Agreements, the aggregate number of shares underlying all of the Series A Warrants would be reduced by 5,833,333 Warrant Shares, from 11,574,090 Warrant Shares to 5,740,757 Warrant Shares, in each case, prior to any of the adjustments set forth in the Series A Warrants or application of their zero exercise price provisions (referred to in the text of the Series A Warrants as “alternative cashless exercise”). Assuming full adjustment of the exercise price of the Series A Warrant to the floor price of $0.216 per share and exercise pursuant to the zero exercise price provisions of the Series A Warrants, the aggregate number of shares underlying all of the Series A Warrants would be reduced by 175,000,000 Warrant Shares, from 347,222,700 Warrant Shares to 172,222,700 Warrant Shares, if the Company were to pay to the Warrant Holders an aggregate of approximately $12.5 million in net proceeds as described above.

This supplement does not provide all of the information that is important to your voting decisions at the Special Meeting and should be read in conjunction with the Proxy Statement. Except as specifically supplemented or amended by the information in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered when voting your shares using one of the methods described in the Proxy Statement.

Voting Matters

If you have not yet voted, we strongly encourage you to vote as promptly as possible. You may vote via webcast at the Special Meeting or by internet, telephone or mail by following the instructions on the proxy card or voting instruction form previously mailed to you.

If you have already voted, you do not need to take any action unless you wish to revoke your proxy or change your vote. It is not necessary for you to revote your shares if you have already voted. Proxy cards and voting instruction forms already returned by shareholders remain valid and the shares represented thereby will be voted at our Special Meeting accordingly unless revoked. Information regarding how to vote your shares, or change your proxy or voting instructions, is available under “Important Information About the Special Meeting and Voting” of the Proxy Statement.

Set forth below is the full text of the Current Report on Form 8-K, filed May 15, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2025, Incannex Healthcare Inc. (the “Company”) entered into letter agreements (the “Letter Agreements”) with holders (the “Warrant Holders”) of the Company’s Series A warrants to purchase common stock (the “Series A Warrants”), which were issued in a private placement on March 10, 2025 pursuant to those certain securities purchase agreement, dated as of March 7, 2025, by and between the Company and such Warrant Holder (each, a “Securities Purchase Agreement”). Pursuant to the Letter Agreements, any aggregate net proceeds (meaning the gross proceeds, less the placement agent fee of 3.0% of the gross proceeds and deal related legal expenses) to the Company received in connection with the sale and issuance of shares of its common stock pursuant to that certain Sales Agreement, dated as of April 7, 2025, by and between the Company and A.G.P/Alliance Global Partners (the “Sales Agreement”) up to $12,499,828 during the period commencing on the date of the Letter Agreement and ending the earlier of the date the Company raises $12,499,828 in net proceeds under the Sales Agreement and the date prior to which the Company receives the requisite stockholder approval for the exercise of the Series A Warrants (the “Stockholder Approval”), the Company will pay to the Warrant Holders, with each Warrant Holder receiving its pro rata portion of these net proceeds up to an amount equal to each Warrant Holder’s respective subscription amount under its Securities Purchase Agreement (the “Warrant Cancellation Payment”).

In consideration of the Warrant Cancellation Payment, the Warrant Holder’s original number of Warrant Shares (as defined in the Series A Warrant) would be reduced by a number of shares obtained by dividing the Warrant Cancellation Payment by $2.14, rounded down to the nearest whole share (the “Warrant Cancellation”). The Warrant Cancellation will have the same effect as cancellation of the original Series A Warrant and the Warrant Holder will be issued new Series A Warrant evidencing the new Warrant Share amount. For example, if the Company were to pay to the Warrant Holders an aggregate of $12.5 million in Net Proceeds, which would represent the entire aggregate subscription amount under all of the Warrant Holders Securities Purchase Agreements, the aggregate number of shares underlying all of the Series A Warrants would be reduced by 5,833,333 Warrant Shares, from 11,574,090 Warrant Shares to 5,740,757 Warrant Shares, in each case, prior to any of the adjustments set forth in the Series A Warrants or application of their zero exercise price provisions (referred to in the text of the Series A Warrants as “alternative cashless exercise”). Assuming full adjustment of the exercise price of the Series A Warrant to the floor price of $0.216 per share and exercise pursuant to the zero exercise price provisions of the Series A Warrants, the aggregate number of shares underlying all of the Series A Warrants would be reduced by 175,000,000 Warrant Shares, from 347,222,700 Warrant Shares to 172,222,700 Warrant Shares, if the Company were to pay to the Warrant Holders an aggregate of approximately $12.5 million in Net Proceeds as described above.

The Warrant Holders also waived certain reserve requirements to permit the Company to reserve shares of its common stock for issuance pursuant to the Sales Agreement completed prior to receipt of the Stockholder Approval and, until the Company’s receipt of the Stockholder Approval, waived provisions of the Securities Purchase Agreement that prohibited sales pursuant to the Sales Agreement at a price less than $1.08 per share.

The Company is not obligated to issue or sell any of its common stock under the Sales Agreement and there is no assurance that it will choose to or be able to issue or sell its common stock under the Sales Agreement for a significant amount of Net Proceeds, if any. In addition, while the Company’s special meeting to consider the Stockholder Approval is scheduled for May 27, 2025, there can be no assurance that the Stockholder Approval will be obtained at this special meeting or otherwise.

The foregoing description of the Letter Agreements is not complete and is qualified in its entirety by reference to the full text of the Letter Agreements, a copy of which is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Form of Letter Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Incannex Healthcare Inc.

Date: May 15, 2025	/s/ Joel Latham
	Name:	Joel Latham
	Title:	Chief Executive Officer and President

Exhibit 1.1

May 15, 2025

Incannex Healthcare Inc.

8 Century Circuit, Suite 105 Norwest

Sydney, NSW 2153, Australia

Attention: Joel Latham

Re: Letter Agreement

Ladies and Gentlemen:

Reference is made to (i) that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated as of March 7, 2025, by and between Incannex Healthcare, Inc. (the “Company”) and the undersigned (the “Investor”), (ii) that certain Securities Purchase Agreement, dated as of March 7, 2025 (the “Purchase Agreement”), by and between the Company and the Investor, entered into in connection with the Company’s private placement pursuant to the Purchase Agreement and other securities purchase agreements with certain institutional investors (collectively, with the Purchase Agreement, the “Purchase Agreements”) pursuant to which the Company sold Common Stock, Pre-Funded Warrants and Series A Warrants for gross proceeds of approximately $12.5 million (the “Private Placement”), (iii) the Series A Warrant issued pursuant to the Purchase Agreement by the Company to the Investor on March 10, 2025 (the “Series A Warrant”), and (iv) that certain at-the-market sales agreement, dated as of April 7, 2025, by and between the Company and A.G.P./Alliance Global Partners, with respect to the offer and sale of Common Stock from time to time (the “ATM Facility”). Capitalized terms used but not defined in this letter shall have the meanings ascribed to them in the Purchase Agreement.

Pursuant to Section 6(b) of the Registration Rights Agreement, the Company may not include any securities of the Company in any Registration Statements other than the Registrable Securities (as defined in the Registration Rights Agreement) (the “Registration Rights Provision”) and is prohibited from filing a Registration Statement (as defined in the Registration Rights Agreement), subject to certain limited exceptions. Pursuant to Section 4.9 of the Purchase Agreement, the Company agreed to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to Purchase Agreement and Warrant Shares pursuant to any exercise of the Warrants (the “SPA Reserve Provision”). The Company is subject to the restrictions set forth in Sections 4.12(a) and (b) of the Purchase Agreement (the “Subsequent Equity Sale Restrictions”), subject to certain exceptions set forth in Section 4.12(c) of the Purchase Agreement, including an exception for sales of Common Stock pursuant to the ATM Facility at a price no less than $1.08.

The Investor hereby waives the SPA Share Reserve Provision such that the Company may reserve for issuance under the ATM Facility any of the authorized shares of Common Stock that would otherwise be reserved for issuance under the Investor’s Series A Warrant, with the understanding that (i) the Company may issue sell such shares pursuant to the ATM Facility at any time from and after the date hereof and before the date that the Stockholder Approval is obtained (the “Permitted ATM Sales”), and (ii) following the receipt of the Stockholder Approval with respect to the Authorized Share Increase (as defined in the Series A Warrant), the Company shall reserve the Required Reserve Amount (as defined in the Series A Warrant) after giving effect to any Warrant Cancellation (as defined below).

The Investor hereby waives the Registration Rights Provision and consents to the Company disclosing this letter agreement in its SEC Reports.

The Investor hereby waives the Subsequent Equity Sale Restrictions with respect to any Permitted ATM Sales, whether or not the price is greater than or less than $1.08.

Any aggregate net proceeds to the Company from the Permitted ATM Sales, with such net proceeds being the gross proceeds less the placement agent fee of 3.0% of the gross proceeds to the Company from the Permitted ATM Sales and deal related legal expenses of up to $95,000 (the “Net Proceeds”), up to $12,499,828 in the aggregate during the period commencing on the date hereof and ending the day immediately prior to receipt of the Stockholder Approval, will be paid by the Company to the Investor and the other purchasers in the Private Placement, in accordance with the procedures set forth in the next paragraph, with the Investor receiving its pro rata portion of the Net Proceeds (based on the proportion the Investor’s Subscription Amount bears to the aggregate subscription amount of all purchasers in the Private Placement) received during the period commencing on the date hereof and ending on the earlier of (i) the date the Company raises $12,499,828 in Net Proceeds from the Permitted ATM Sales or (ii) the day immediately prior the Stockholder Approval up to a maximum amount equal to the Investor’s Subscription Amount (the “Warrant Cancellation Payment”). In consideration of the Warrant Cancellation Payment, the original number of Warrant Shares (as defined in the Series A Warrant) as set forth on the first page of the original Series A Warrant, prior to any adjustments as set forth therein, shall be deemed to be reduced by a number of shares (the “Cancelled Warrant Shares”) equal to the quotient obtained by dividing the Warrant Cancellation Payment by $2.14, rounded down to the nearest whole share (the “Warrant Cancellation”). The Warrant Cancellation shall have the same effect as cancellation of the original Series A Warrant and issuance of a new Series A Warrant evidencing the right to purchase the remaining number of Warrant Shares.

On the earlier of (i) the date the Company raises $12,499,828 in Net Proceeds from the Permitted ATM Sales or (ii) the date immediately preceding the date that the Stockholder Approval is expected to be obtained, the Company shall provide a notice setting forth the amount of Net Proceeds, the amount of the Warrant Cancellation Payment and the number of Cancelled Warrant Shares (the “Permitted ATM Sale Notice”) to the Investor at the email address set forth in the Investor’s signature page to the Purchase Agreement. The Warrant Cancellation shall be immediately effective upon the delivery of the Permitted ATM Sale Notice, and the Investor may not exercise the Series A Warrant with respect to any of the Cancelled Warrant Shares. Within three Business Days after the date the Stockholder Approval is obtained, the Company shall pay the Warrant Cancellation Payment to the Investor pursuant to the wire instructions set forth on Exhibit A.

In connection with the foregoing, the Investor represents and warrants to the Company that the Investor (a) is the sole owner of, and has good and lawful title to, the Series A Warrant free of any lien or encumbrance, except for restrictive legends relating to compliance with the Securities Act and (b) has all requisite authority to enter into this agreement and perform its obligations hereunder, including without limitation with respect to any Warrant Cancellation. The Investor further acknowledges and agrees that the Series A Warrant may not be sold, transferred, pledged or assigned unless, in addition to the other procedures set forth in the Series A Warrant, the recipient of the Series A Warrant agrees in writing to be subject all of the terms and conditions of this letter agreement as if it were an original party hereto.

The Company acknowledges and agrees that, except for the waivers, consents and agreements set forth above, the surviving obligations under the Registration Rights Agreement, Series A Warrant and the Purchase Agreement remain unmodified and in full force and effect.

[Signature Pages Follows]

2

Very truly yours,

[●]

By:
Name:
Title:

Signature Page to Letter Agreement

Acknowledged and accepted:

INCANNEX HEALTHCARE INC.

By:
Name:	Joel Latham
Title:	Chief Executive Office, President and Director

Signature Page to Letter Agreement

Exhibit A

Wire Instructions